UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report 07/27/06

ITEC ENVIRONMENTAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

311705310
(IRS Employer Identification No.)

5300 Claus Road
Riverbank, CA 95367

(209) 848-3900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to amend Item 5.02(c) of the Current Report on Form 8-K filed by Itec Environmental Group, Inc. on September 20, 2006, to include the Restricted Stock Agreement by and among the Company and Rodney S. Rougelot.

Item 5.02(c) Election of Directors; Appointment of Principal Officers

On July 26, 2006, Gary M. De Laurentiis’s employment agreement was approved by the Board of Directors of the Company, making him the new Chief Technology Officer.

Mr. De Laurentiis, 61, has previously served as the Chairman, President and CEO since founding the Company in 1999. Mr. De Laurentiis has been active in the plastics recycling business for nearly twenty (20) years. In partnership with the Chinese Government, he designed and built his first plastics recycling plant in 1987. In the years since, he has designed, remodeled, built and operated plants in Mexico, North Carolina, Ohio, Florida, California and Canada for both local governments and private industries. From 1992 to 1995, Mr. De Laurentiis worked directly with the State Government in Campeche Mexico, living on site for eighteen (18) months while directing the entire project. In 1996, an Ohio based group recruited Mr. De Laurentiis to open a shuttered recycling plant. Mr. De Laurentiis left the company in 1999 to start Itec. From collecting, brokering, recycling and remanufacturing to lobbying on behalf of the industry, Mr. De Laurentiis is intimately familiar with all levels of plastics recycling. The depth of Mr. De Laurentiis’ knowledge and his continuing search for newer, safer and more efficient ways to recycle waste has earned him the respect of his peers, as well as the many regulatory agencies charged with protecting the environment who regularly call upon him for advice. Mr. De Laurentiis is not a director of any other public company, nor is he related to any officer, director or affiliate of the Company. Pursuant to the terms of the employment agreement, Mr. De Laurentiis shall receive an annual salary of Two Hundred and Ninety Thousand Dollars ($290,000) and shall receive equity in the Company equal to an aggregate amount of twenty-four million (24,000,000) shares of the Company’s common stock, of which he has already received seventeen million nine hundred fifty-three thousand two hundred and eight (17,953,208) shares. Mr. De Laurentiis is also eligible to receive additional equity in connection with the successful performance of his duties.

As CTO, Mr. De Laurentiis shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination.

On July 31, 2006, Rodney S. Rougelot’s employment agreement was approved by the Board of Directors of the Company, making him the new Chief Executive Officer (the “Rougelot Employment Agreement”). Mr. Rougelot was also appointed to the Board of Directors of the Company. Pursuant to the terms of the employment agreement, Mr. Rougelot shall receive an annual salary of Three Hundred Thousand Dollars ($300,000) and shall receive equity in the Company equal to eight percent (8%) of the Company’s issued and outstanding stock. Mr. Rougelot is also eligible to receive additional equity in connection with the successful performance of his duties.

As CEO, Mr. Rougelot shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination. As a director of the Company, he shall serve until the earlier of (i) his resignation, (ii) election of his successor or (iii) his removal by the shareholders of the Company.

Mr. Rougelot, 42, brings to Itec over 20 years of extensive experience in recycling, operations, finance, and mergers and acquisitions. Upon graduating from Harvard Business School, Mr. Rougelot founded Recycling Resource LLC (“Recycling Resource”), which rapidly became one of the leading recycling companies in California. After Recycling Resource was acquired by Tomra Pacific, Inc. (“Tomra Pacific”), Mr. Rougelot served as President of the commercial division, building Tomra Pacific into one of the largest beverage container recyclers in the United States. Most recently, Mr. Rougelot was engaged through Stone Yamashita Partners as a strategic consultant with The Coca Cola Company. Mr. Rougelot is not a director of any other public company, nor is he related to any officer, director or affiliate of the Company.

In connection with the Rougelot Employment Agreement, Mr. Rougelot was issued a total of forty-four million (44,000,000) shares of the Company’s common stock (the “Shares”) on December 29, 2006. Of this amount, two percent (2%) or eight million eight hundred thousand (8,800,000) shares, have vested as Additional Options (as defined in the Rougelot Employment Agreement).

On December 29, 2006, the Company executed a Restricted Stock Agreement (the “Rougelot RSA”) with Mr. Rougelot in connection with the Rougelot Employment Agreement. Under the terms of the Rougelot RSA, thirty-five million two hundred thousand (35,200,000) shares of the Shares were issued to Mr. Rougelot as restricted common stock of the Company (the “Restricted Shares”).

The Restricted Shares, when issued, shall vest based on the following schedule (shares that have vested are referred to herein as “Vested Shares”): (i) the number of Restricted Shares equal to two percent (2%) of the total number of Common Stock Equivalents (as defined in the Rougelot Employment Agreement) outstanding on the Original Issue Date (as defined in the Rougelot Employment Agreement) shall vest immediately upon issuance (the “Initially Vested Shares”); (ii) if the Financing (as defined in the Rougelot Employment Agreement) is completed prior to the True Up Date (as defined in the Rougelot Employment Agreement), then that number of Restricted Shares (or all of the remaining unvested Restricted Shares that Mr. Rougelot then holds if such number is less than two percent (2%) of the total number of Common Stock Equivalents outstanding on such date) equaling two percent (2%) of the total number of Common Stock Equivalents outstanding on and as of the closing date of the Financing shall vest on such date; (iii) the number of Restricted Shares (or all of the remaining unvested Restricted Shares that Mr. Rougelot then holds if such number is less than two percent (2%) of the total number of Common Stock Equivalents outstanding on such date) equaling two percent (2%) of the total number of Common Stock Equivalents outstanding on and as of the True Up Date shall vest on such date and (iv) any remaining unvested Restricted Shares as of the True Up Date shall vest ratably on a monthly basis such that all of the remaining unvested Restricted Shares shall be fully vested on the second anniversary of the Effective Date (provided that all of the unvested Restricted Shares shall become fully vested upon a “Change-of-Control” (as defined in the Rougelot Employment Agreement). Mr. Rougelot agrees not to sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, such Unvested Shares except as permitted by this Agreement.

As of the date of the Rougelot RSA, seventeen million six hundred thousand (17,600,000) shares of the Restricted Shares have vested.

On August 14, 2006, the Company entered into a loan agreement with Arbor Malone, LLC. Pursuant to this agreement, Ronald M. Domingue shall be appointed to the Board of Directors of the Company, effective September 15, 2006. Mr. Domingue shall serve as a director of the Company until the earlier of (i) his resignation, (ii) election of his successor or (iii) his removal by the shareholders of the Company.

Mr. Domingue, 44, brings extensive financial, logistics and engineering experience to Itec. He is a managing partner at Arbor Malone LLC and was a co-founder of SupplyBase, Inc. (“SupplyBase”), a supply-chain software company that was acquired by i2 Technologies, Inc.  Prior to SupplyBase, Mr. Domingue held positions in product management, engineering and field marketing at GE Plastics, a subsidiary of General Electric Company (“General Electric”), over a 13 year career. Mr. Domingue holds a Bachelor of Science in Mechanical Engineering, Cum Laude, from the University of Vermont, a Masters of Science in Mechanical Engineering from Rensselaer Polytechnic Institute, and is a graduate of General Electric’s Edison Engineering Program. Mr. Domingue is not a director of any other public company, nor is he related to any officer, director or affiliate of the Company.

To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four (4) days from when this information becomes available.

Item 9.01(d) Financial Statements and Exhibits

The following exhibits were included with Current Report on Form 8-K filed by Itec Environmental Group, Inc. on September 20, 2006.

10.5	Gary De Laurentiis Employment Agreement dated July 26, 2006
10.6	Rodney S. Rougelot Employment Agreement dated July 31, 2006

The following exhibits are filed as part of this report:

10.8	Rougelot Restricted Stock Agreement dated December 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEC ENVIRONMENTAL GROUP, INC.
(Registrant)

Date: January 5, 2007

/s/ Rodney S. Rougelot
Rodney S. Rougelot, CEO

Exhibit Index:

10.8	Rougelot Restricted Stock Agreement dated December 29, 2006